Exhibit 10.1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 26, 2012, among Tesoro Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H :

WHEREAS, the Company and the Subsidiaries of the Company listed in the signature pages of the Indenture (collectively, the “ Guarantors”) have heretofore executed and delivered to the Trustee that certain indenture (as supplemented to the date hereof, the “Indenture”), dated as of November 16, 2005, providing for the initial issuance of an aggregate principal amount of $450,000,000 of 6 5/8 % Senior Notes due 2015 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company and the Trustee may amend certain terms of the Indenture with the written consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the Notes then outstanding (subject to certain exceptions);

WHEREAS, the Company has offered to purchase for cash all of the Notes and has solicited consents to certain amendments to the Indenture (the “Proposed Amendments”) pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated September 13, 2011 (the “Consent Solicitation”);

WHEREAS, the Company has obtained the written consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Amendments. The following amendments shall automatically become operative upon payment by the Company of the fee payable to Holders pursuant to the Consent Solicitation:

(a) Sections 4.03 through 4.12 shall be amended and restated in their entirety to read as follows:

“Section 4.03 [Intentionally Omitted]

Section 4.04 [Intentionally Omitted]

Section 4.05 [Intentionally Omitted]

Section 4.06 [Intentionally Omitted]

Section 4.07 [Intentionally Omitted]

Section 4.08 [Intentionally Omitted]

Section 4.09 [Intentionally Omitted]

Section 4.10 [Intentionally Omitted]

Section 4.11 [Intentionally Omitted]

Section 4.12 [Intentionally Omitted]”

(b) Sections 4.14 through 4.17 shall be amended and restated in their entirety to read as follows:

“Section 4.14 [Intentionally Omitted]

Section 4.15 [Intentionally Omitted]

Section 4.16 [Intentionally Omitted]

Section 4.17 [Intentionally Omitted]”

(c) Section 5.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless: (i) the Company is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than the Company) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the Trustee, all of the obligations and covenants of the Company under this Indenture, the Notes and, if then in effect, under the corresponding Registration Rights Agreement; provided, that unless such resulting, transferee or surviving Person is a corporation, a corporate co-issuer of the Notes shall be added to this Indenture by such supplemental indenture.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.”

(d) Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 6.01 Events of Default.

An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

(c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 5.01 hereof and such failure continues for 30 days after written notice is given to the Company as provided herein;

(d) [Intentionally Omitted];

(e) [Intentionally Omitted];

(f) [Intentionally Omitted];

(g) the Company (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; and

(h) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that (i) is for relief against the Company in an involuntary case; (ii) appoints a custodian of the Company or for all or substantially all of the property of the Company or (iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days.

(i) [Intentionally Omitted].

A Default under clause (c) above shall not constitute an Event of Default until the Trustee or the Holders of not less than 25% in the aggregate principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the specified time after receipt of such notice.”

3. Indemnity. Pursuant to Section 9.06 of the Indenture, the Company hereby agrees to indemnify the Trustee from and against any and all loss, liability, claim, damage or expense (including attorneys’ fees and expenses) incurred by it in connection with execution of this Supplemental Indenture, said indemnification to be provided on the same terms and in the same manner as set forth in Section 7.07 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TESORO CORPORATION

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Vice President and Treasurer

[Signature Page to 2015 Notes Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to 2015 Notes Supplemental Indenture]